Exhibit 16.1

                          SCHUMACHER & ASSOCIATES, INC.
                          Certified Public Accountants
                             7931 S. Broadway, #314
                               Littleton, CO 80122
                        (303) 480-5037 FAX (303) 379-5394


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dear Commissioners:

We have read the statements included under Item 4.01 "Changes in Registrant's Certifying Accountant" in the Form 8-K filed with the U.S. Securities and Exchange Commission on or about March 25, 2013, of Comjoyful International Co. (formerly Camelot Corporation), and we agree with such statements as they pertain to our firm, except that we have no basis to agree or disagree with the statement regarding the board's approval to dismiss our firm. We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Yours truly,


/s/ Schumacher & Associates, Inc.
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Schumacher & Associates, Inc.
Littleton, Colorado
March 25, 2013